Exhibit 10.5

Execution Version
TRANSACTION SUPPORT AGREEMENT

This Transaction Support Agreement (together with the exhibits and schedules attached hereto, as each may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), dated as of November 6 , 2020, is entered into by and among:
(a)Peabody Energy Corporation, a Delaware corporation ("PEC") and each of the undersigned direct and indirect subsidiaries of PEC (collectively with PEC, the "Company Parties," the "Company," or "Peabody"); and
(b)each of the undersigned surety providers to the Company or its affiliates (collectively, the "Sureties").
This Agreement collectively refers to the Company Parties and the Sureties signatory hereto as the "Parties" and each individually as a "Party."
RECITALS
WHEREAS, the Company is party to Surety Agreements (as defined below) with each of the Sureties;
WHEREAS, prior to the date hereof, the Parties have negotiated the terms of the Surety Resolution (as defined below), using commercially reasonable standards and at arm's length, each as set forth and as specified in this Agreement;
    WHEREAS, the Company Parties are negotiating the terms of a restructuring of the Company’s debt, which includes the 2022 Notes and the Revolving Facility (as such terms are defined below), and which may be effectuated through one or more exchanges for new debt capital, amendments to current funded debt facilities, or other transactions that would collectively result in (a) an extension of the maturity of the 2022 Notes and the Revolving Facility and (b) a removal or modification reasonably acceptable to the Company of its financial covenants under the Revolving Facility (collectively, as they may be ultimately modified and further negotiated, the “Proposed Transactions”); and

WHEREAS, this Agreement sets forth the agreement among the Parties concerning their commitment, subject to the terms and conditions hereof and thereof, to implement the transaction contemplated herein (the "Surety Transaction").
NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

AGREEMENT
1.Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Surety Resolution Term Sheet. The following terms used in this Agreement are defined as:
"2022 Notes" means the 6.000% senior secured notes due 2022 issued by PEC pursuant to the Indenture.
"Agreement" has the meaning set forth in the preamble hereof.
"Agreement Effective Date" has the meaning set forth in Section 20 hereof.
"Automatic Termination Event" has the meaning set forth in Section 5 hereof.
"Business Day" means any day other than a Saturday, Sunday, or any other day on which banks in New York, New York are not open for business.
"Claim" means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed undisputed, secured, or unsecured, each as set forth in section 101(5) of title 11 of the United States Code.
"Company" has the meaning set forth in the preamble hereof.
"Company Parties" has the meaning set forth in the preamble hereof.
"Company Termination Event" has the meaning set forth in Section 5 hereof.
"Credit Agreement" means that certain Credit Agreement, dated as of April 3, 2017 (as amended, supplemented or otherwise modified from time to time), by and among the Company Parties, the Revolving Lenders, the other lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Indenture" means that certain indenture, dated as of February 15, 2017 (as amended, supplemented or otherwise modified from time to time), by and between Peabody Securities Finance Corporation, as escrow issuer, and Wilmington Trust, National Association, as indenture trustee.
"Mutual Termination Event" has the meaning set forth in Section 5 hereof.

"Obligee" or "Obligees" means any entity, governmental authority, or other Person to whom any Surety has issued a Surety Bond on behalf of PEC or certain of its affiliates.
"Parties" has the meaning set forth in the preamble hereof.
"Peabody" has the meaning set forth in the preamble hereof.
"PEC" has the meaning set forth in the preamble hereof.
"Person" means an individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization, group, or any other legal or institutional entity or association.
"Proposed Transactions" has the meaning set forth in the preamble hereof.
"Public Disclosure" has the meaning set forth in Section 23 hereof.
"Released Surety" has the meaning given to that term in Section 6 hereof.
"Replacing Surety" has the meaning given to that term in Section 6 hereof.
"Replacing Surety Joinder" has the meaning given to that term in Section 6 hereof.
"Revolving Facility" has the meaning given to that term in the Credit Agreement.
"Revolving Lender" has the meaning given to that term in the Credit Agreement.
"SEC" means the Securities and Exchange Commission.
"Securities Act" means the Securities Act of 1933, as amended.
"Settlement Date" means whichever is last to occur of the dates on which each transaction that is part of the Proposed Transactions and the Surety Resolution are consummated and become effective.
"Standstill Period" has the meaning set forth in the Surety Resolution Term Sheet.
"Sureties" means, collectively, the sureties listed on Exhibit 1 to the Surety Resolution Term Sheet and signatories hereto, along with any Replacement Sureties.
"Surety Agreement" means any agreement between one or more of the Sureties, on the one hand, and one or more of the Company Parties, on the other hand, governing the terms of or otherwise relating to Surety Bonds and including, but not limited to, contracts, Indemnity Agreements, or Deeds of Indemnity, collateral agreements, letters of credit issued to a Surety, security accounts, bonds, court orders, and administrative agreements.

"Surety Bond Replacement" has the meaning set forth in Section 6 hereof.
"Surety Bonds" means, collectively, the surety bonds, letters of credit, and other undertakings provided by the Sureties to Obligees on behalf of, and pursuant to agreements, with any of the Company Parties and in accordance with the laws, regulations, and agreements among the Obligees, Company Parties, and the Sureties.
"Surety Resolution" means the agreement by and among the Company and the Sureties, the material terms of which are set forth in the Surety Resolution Term Sheet.
"Surety Resolution Term Sheet" means the term sheet, attached hereto as Exhibit A, containing the material terms of the Surety Resolution.
"Surety Termination Event" has the meaning set forth in Section 5 hereof.
"Surety Transaction" has the meaning set forth in the preamble hereof.
"Termination Date" has the meaning set forth in Section 5 hereof.
"Termination Event" means any of a Surety Termination Event, a Company Termination Event, a Mutual Termination Event, or an Automatic Termination Event.
2.The Surety Resolution Term Sheet. The Surety Resolution Term Sheet is fully incorporated by reference herein and is made a part of this Agreement as if fully set forth herein, and all references to this Agreement shall include and incorporate the Surety Resolution Term Sheet; provided, however, that to the extent that there is a conflict between this Agreement, on the one hand, and the Surety Resolution Term Sheet, on the other hand, the terms and provisions of the Surety Resolution Term Sheet shall govern. Neither this Agreement nor the Surety Resolution Term Sheet, nor any provision hereof or thereof, may be modified, waived, amended, or supplemented, except in accordance with Section 15 hereof. The Parties recognize that time is of the essence and therefore, as soon as is practicable, the Parties will execute the Surety Resolution Term Sheet.
3.Commitments of the Company. Subject to the terms and conditions of this Agreement, the Company agrees that, so long as no Termination Event has occurred:
(a)the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the Surety Transaction; and
(b)to the extent provided for in the Surety Resolution Term Sheet, the Company shall promptly pay when due the reasonable and documented fees, costs, and out-of-pocket expenses of the Sureties. For the avoidance of doubt, nothing in this Section 3(b) shall, or shall be deemed to, modify, amend, limit, or otherwise alter the terms of or obligations under the Surety Agreements or any other agreement or undertaking entered into by the Company.
4.Commitments of the Sureties. Subject to the terms and conditions of this Agreement, each Surety (severally and not jointly) agrees that, so long as no Termination Event has occurred:
(a)during the Standstill Period, each Surety will abide by the terms of Section 5 (Standstill Period) in the Surety Resolution Term Sheet;
(b)such Surety shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the Surety Transaction;
(c)such Surety shall use commercially reasonable efforts to support the approval and implementation of the Surety Transaction;
(d)such Surety shall not withdraw or revoke its consent with respect to the Surety Transaction except as otherwise expressly permitted pursuant to this Agreement or the Surety Resolution Term Sheet;
(e)such Surety shall not:
(i)object to the Surety Transaction or the Proposed Transactions or the implementation thereof or initiate any legal proceedings that are inconsistent with, or that would delay, prevent, frustrate, or impede the approval, solicitation, or consummation of, the Surety Transaction or the Proposed Transactions, or any other transactions outlined therein or in the Surety Resolution Term Sheet, or take any other action that is barred by this Agreement; or
(ii)solicit, encourage, or direct any Person to undertake any action set forth in this subsection (e); and
(f)such Surety shall use commercially reasonable efforts to execute any document and give any notice, order, instruction, or direction necessary to support, facilitate, implement, consummate, or otherwise give effect to the Surety Transaction; provided, for the avoidance of doubt, that no Surety shall be required to make any such effort if prohibited by applicable law or governmental regulation.
5.Termination.
(a)Generally. Termination shall have no impact on, or otherwise alter or impair, any collateral pledged by Peabody in favor of Sureties, whether such collateral was pledged prior to the effective date of this Agreement or pursuant to this Agreement and/or the Surety Resolution Term Sheet.
(b)Termination by the Sureties. This Agreement may be terminated by the Sureties as a whole, or any Surety can terminate its own participation in this Agreement, at such time upon ten Business Days prior written notice thereof to all of the Parties, upon the occurrence of any of the following events (each, a "Surety Termination Event"):
(i)Except as provided in this Agreement or in the Surety Resolution Term Sheet, a breach by the Company of any of its representations, warranties, covenants, or obligations set forth in this Agreement or any other Surety Agreement, as defined herein, entered into in connection with the Surety Transaction that could reasonably be expected by the Sureties to have a material adverse impact on the Surety Transaction or the consummation of the Surety Transaction that (if susceptible to cure) remains uncured within ten Business Days after the receipt by the Company of written notice of such breach;
(ii)if Peabody causes a default under this Agreement or any other material debt obligation of Peabody (materially being over $75 million with respect to debt obligations other than this Agreement or the amount defined in the debt documents, whichever is lower), and such default is not cured within 30 days of Peabody's receipt of written notice of such a default; Peabody shall provide to Sureties notice of any material default under any other debt obligation no later than three Business Days after Peabody receives such default notice;
(iii)the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Surety Transaction;
(iv)following receipt of a notice of default under any lease, notice of a cessation order, notice of intent to forfeit a bond, or bond forfeiture by any Obligee and a failure to cure the same within the time specified by Obligees, agreement, order, or applicable law;
(v)any claim or demand made on any Surety Bond that is not cured by Peabody within the time period predicated by such Claim or demand (but no longer than 30 days from receipt of such written Claim or demand);

(vi)any other Loss defined in the Indemnity Agreements, which Loss remains unreimbursed by Peabody longer than 30 days from receipt of written notice of said Loss;
(vii)any Surety Bond premium that has not been paid in full within 30 days of the renewal date of that Surety Bond;
(viii)failure to provide collateral in accordance with Surety Resolution Term Sheet; or
(ix)there is otherwise an Event of Default as defined in the Surety Resolution Term Sheet.
(c)Termination by the Company.
(i)The Company may terminate this Agreement upon three Business Days prior written notice thereof to all of the Parties, upon the occurrence of any of the following events (each, a "Company Termination Event"):
(A)    if, at any time, the Sureties who are Parties to this Agreement do not constitute 100% of the initial signing Sureties or their replacements who have agreed to be bound by this Agreement pursuant to Section 6, and such condition remains uncured for a period of two Business Days after the receipt by the Sureties of written notice from the Company; the Sureties, or the applicable Surety, shall inform counsel to the Company Parties of any change in the percentage of Sureties party to this agreement within 24 hours of the occurrence of such change;
(B)    the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Surety Transaction; or
(C)    if, prior to the Agreement Effective Date pursuant to Section 11 hereof, the board of directors or any comparable governing body of competent authority of any Company Party reasonably determines in good faith based upon the advice of legal counsel that continued performance under this Agreement would be inconsistent with the exercise of its fiduciary duties under applicable law.
(ii)    The Company may terminate this Agreement with respect to any particular Surety (but not as to all of the Sureties) upon three Business Days prior written notice thereof upon the occurrence of a breach by such Surety of any of the representations, warranties, or covenants with respect to such Surety set forth in this Agreement that could reasonably be expected to have a material adverse impact on the Surety Transaction or the consummation of the Surety Transaction that (if susceptible to cure) remains uncured for a period of three Business Days after the receipt by such Surety of written notice of such breach; provided that, for the avoidance of doubt, nothing in this Section 5(c)(ii) shall impair the Company's ability to terminate this Agreement pursuant to Section 5(c)(i) hereof; provided, further, that the notice and cure period contained in this Section 5(c)(ii) shall run concurrently with the cure period contained in Section 5(c)(i) hereof.
(d)    Mutual Termination. This Agreement may be terminated at any time by mutual written consent of the Company and the Sureties (a "Mutual Termination Event").
(e)    Automatic Termination. This Agreement will automatically terminate upon the occurrence of the following dates or events (each, an "Automatic Termination Event"):
(i)    December 31, 2020 if the Settlement Date does not occur on or before such date; provided, however, that, if the Settlement Date is extended by the Company, in its sole discretion, to January 29, 2021, then January 29, 2021 if the Settlement Date does not occur on or before such date; or
(ii)    Peabody files for insolvency, receivership, or bankruptcy (collectively “Insolvency Proceeding”) or has an involuntary Insolvency Proceeding filed against it that is not dismissed within 30 days.
(f)    Termination Date and Survival. The date on which this Agreement is terminated in accordance with this Section 5 shall be referred to as the "Termination Date" and the provisions of this Agreement shall terminate on the Termination Date; provided that Sections 1, 5, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, and 27 hereof shall survive the Termination Date.
6.Replacement of Surety Bonds. Peabody or any individual Surety as a "Released Surety" may negotiate with any other U.S. Treasury Department Listed surety, whether or not the surety is a party to this Agreement, as a "Replacing Surety" to issue new Surety Bonds or increase Existing Surety Bonds for the purpose of replacing and releasing the existing bonds of the Released Surety ("Surety Bond Replacement"). If the Replacing Surety is not currently a party to this Agreement, then the Replacing Surety shall first agree, in writing, to be bound by the terms of the Agreement by executing and delivering to the Company and counsel to the Sureties a joinder in the form attached hereto as Exhibit B (a "Replacing Surety Joinder").

7.Ownership of Claims and Interests. Each of the Sureties represents and warrants (severally and not jointly) that it has the power and authority to bind the Surety to the terms of this Agreement with respect to such Surety's Surety Bonds and Surety Agreements.
8.Representations. Each Party (severally and not jointly) represents to each other Party that, as of the date of this Agreement:
(a)    such Party is duly organized, validly existing, and in good standing (where such concept is recognized) under the laws of the jurisdiction of its organization, and has all requisite corporate, partnership, or limited liability company power and authority to enter into this Agreement and to carry out the Surety Transaction, and to perform its respective obligations under this Agreement;
(b)     the execution, delivery, and performance of this Agreement by such Party does not and shall not (i) violate any provision of law, rule, or regulation applicable to it or any of its subsidiaries or its organizational documents or those of any of its subsidiaries, or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under its organizational documents or any material contractual obligations to which it or any of its subsidiaries is a party; and
(c)    this Agreement is a legally valid and binding obligation of such Party, enforceable against it in accordance with its terms.
9.Entire Agreement; Prior Negotiations. Subject to the last sentence of Section 10 below, this Agreement, including all of the exhibits attached hereto, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements, representations, warranties, term sheets, proposals, and understandings, whether written, oral, or implied, among the Parties with respect to the subject matter of this Agreement; provided, however, that any confidentiality agreement or non-disclosure agreement executed by any Party shall survive this Agreement and shall continue in full force and effect, subject to the terms thereof, irrespective of the terms hereof.
10.Reservation of Rights. This Agreement constitutes a proposed settlement among the Parties. Except as set forth herein (including in the Surety Resolution Term Sheet), nothing shall be construed herein as a waiver by any Party of any or all of such Party's rights or remedies, and the Parties expressly reserve any and all of their respective rights and remedies. Pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rules of evidence, and any other applicable law, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than in a proceeding to enforce its terms. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party for any Claim, fault, liability, or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the Claims or defenses that it has asserted or could assert. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of each Party to protect and preserve its rights, remedies, and interests. Without limiting the foregoing sentence in any way, after a Termination Event hereunder, the Parties hereto each fully reserve any and all of their respective rights, remedies, and interests in the case of any Claim for a breach of this Agreement (including the Surety Resolution Term Sheet). Except as set forth herein (including in the Surety Resolution Term Sheet), neither this Agreement nor the Surety Resolution Term Sheet shall alter, amend, release or serve as a novation for any agreement, or otherwise affect the rights that the Sureties or the Company may have under any of the Surety Agreements or applicable law.
11.Fiduciary Duties. Notwithstanding anything herein, nothing in this Agreement shall require the Company or any directors, officers, members, or managers of any Company Party, each in their capacity as such, to take any action, or to refrain from taking any action, to the extent that such person or persons determines or determine, based upon the advice of counsel, that doing so would be inconsistent with their fiduciary obligations under applicable law.
12.Representation By Counsel. Each Party hereto acknowledges that it has been represented by counsel (or had the opportunity to be represented by counsel and waived its right to do so) in connection with this Agreement and the Surety Transaction. Accordingly, any rule of law or any legal decision that would provide any Party hereto with a defense to the enforcement of the terms of this Agreement against such Party based upon the lack of legal counsel shall have no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effectuate the intent of the Parties hereto. None of the Parties hereto shall have any term or provision of this Agreement construed against such Party solely by reason of such Party having drafted the same.
13.Independent Due Diligence and Decisionmaking. Each of the Sureties and the Company Parties hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of the documents and information available to it, as it has deemed appropriate.
14.Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute one and the same instrument, and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (PDF).
15.Amendments.
(a)    Except as otherwise provided herein, this Agreement (including, for the avoidance of doubt, the Surety Resolution Term Sheet) may not be modified, amended, or supplemented, and no provision of this Agreement (including, for the avoidance of doubt, the Surety Resolution Term Sheet) may be waived, without the prior written consent of each of the Parties.
(b)    Each of the Parties agrees to negotiate, applying commercially reasonable standards, all amendments and modifications to this Agreement as are reasonably necessary and appropriate to consummate the Surety Transaction.

(c)    No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision of this Agreement, whether or not such provisions are similar, nor shall any waiver of a provision of this Agreement be deemed a continuing waiver of such provision.
16.Headings. The headings of the sections, paragraphs, and subsections of this Agreement are included for convenience only and shall not affect the interpretation of the provisions contained herein.
17.Relationship Among the Parties. Notwithstanding anything herein to the contrary, the duties and obligations of the Sureties under this Agreement shall be several and not joint.
18.Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach of this Agreement, including, without limitation, a court of competent jurisdiction requiring any Party to comply promptly with any of its obligations in this Agreement.
19.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any choice of law provision that would require the application of the laws of another jurisdiction. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter arising under or out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding may be brought in either a state or federal court of competent jurisdiction in the State and County of New York, Borough of Manhattan. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit, or proceeding. By executing and delivering this Agreement, each of the Parties hereto irrevocably and unconditionally submits to the personal jurisdiction of each such court described in this Section [19], solely for purposes of any action, suit, or proceeding arising out of or relating to this Agreement or for the recognition or enforcement of any judgment rendered or order entered in any such action, suit, or proceeding. EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING REFERRED TO ABOVE.
20.Agreement Effective Date. This Agreement shall become effective upon (such date, the "Agreement Effective Date"):
(a)    the dismissal without prejudice of any and all litigation brought against any of the Company Parties and any of their affiliates, subsidiaries or related entities by any of the Sureties;

(b)    the execution and delivery of this Agreement by each of the Company Parties;
(c)    the execution and delivery of this Agreement by each of the Sureties; and
(d)    the Proposed Transactions shall have been consummated.
21.Notices. All notices (including, without limitation, any notice of termination as provided for herein) and other communications from any Party given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the earliest of the following: (a) upon personal delivery to the Party to be notified; (b) when sent by confirmed electronic mail if sent during the normal business hours of the recipient, and if not so confirmed, on the next Business Day; (c) three Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; and (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery (with an email upon sending to the Party to be notified), with written verification of receipt. All communications shall be sent:
(a)    If to the Company:
Peabody Energy Corporation
701 Market Street
Saint Louis, Missouri 63101-1826
Attn:    Mark Spurbeck
    Scott Jarboe
Email:    mspurbeck@peabodyenergy.com
    sjarboe@peabodyenergy.com

With copies (which shall not constitute notice) to:

Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Attn:    Heather Lennox
    Carl E. Black
Email:    hlennox@jonesday.com
    ceblack@jonesday.com

(b)    If to the Sureties:
to the address set forth in each Surety's signature page to this Agreement.

22.No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other Person shall be a third-party beneficiary hereof.

23.Publicity; Non-Disclosure. The Company will disclose this Agreement on the Agreement Effective Date at 5:00 p.m. (EST) or promptly thereafter (but, in any event, no later than 11:59 p.m. (EST) on the Agreement Effective Date) by publicly filing a Form 8-K or any periodic report required or permitted to be filed by the Company under the Exchange Act with the SEC or, if the SEC's EDGAR filing system is not available, on a press release that results in prompt public dissemination of such information (the "Public Disclosure"). As promptly as reasonably practicable, but in any event no later than 24 hours prior to the Public Disclosure, the Company will provide the Sureties with a draft of the Public Disclosure for review, and the Company will incorporate any additions or modifications to the Public Disclosure from the Sureties, such that the Public Disclosure will be in a form acceptable to the Parties hereto in their reasonable discretion.
24.Rules and Interpretation. For purposes of this Agreement:
(a)    each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include all of the masculine, feminine, and neuter gender;
(b)    capitalized terms defined only in the singular or the plural shall nonetheless have their defined meanings when used in both the singular and the plural;
(c)    unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;
(d)    unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided that any capitalized terms herein that are defined with reference to another agreement are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or any amendments to such capitalized terms in any such other agreement following the date of this Agreement;
(e)    unless otherwise specified, all references herein to "Sections" are references to Sections of this Agreement;
(f)    the words "herein," "hereof," and "hereto" refer to this Agreement in its entirety rather than to any particular provision of or Exhibit to this Agreement;
(g)    references to "shareholders," "directors," and/or "officers" shall also include "members" and/or "managers," as applicable, as such terms are defined under the applicable corporation, partnership, and limited liability company laws;
(h)    the use of "include" or "including" is without limitation, whether stated or not; and
(i)    The preamble and the capitalized terms set forth in Section 1 herein shall have the same force and effect as all decretal Sections of this Agreement.
25.Successors and Assigns; Severability. This Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors, assigns, heirs, executors, estates, administrators, and representatives. The invalidity or unenforceability at any time of any provision hereof in any jurisdiction shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof or the continuing validity and enforceability of such provision in any other jurisdiction.
26.Cooperation; Further Assurances. The Parties shall (and shall cause each of their subsidiaries and affiliates to) cooperate with each other and shall coordinate their activities (to the extent practicable) in respect of all matters concerning the implementation and consummation of the Surety Transaction. Furthermore, each of the Parties shall (and shall cause each of their subsidiaries and affiliates to) take such action (including executing and delivering any other agreements and making and filing any required regulatory filings) as may be reasonably necessary to carry out the purposes and intent of this Agreement.
27.No Solicitation. Each Party acknowledges that this Agreement is not, and is not intended to be, (a) an offer for the purchase, sale, exchange, hypothecation, or other transfer of securities for purposes of the Securities Act or the Exchange Act or (b) a solicitation of votes for the acceptance of a chapter 11 plan of reorganization for the purposes of sections 1125 and 1126 of title 11 of the United States Code or otherwise. Solicitation for the acceptance of the Surety Transaction will not be solicited from the Sureties until the Sureties have received the disclosures required under or otherwise in compliance with applicable law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers, all as of the day and year first written above.
PEABODY ENERGY CORPORATION:

By: /s/ Mark A. Spurbeck
Name: Mark A. Spurbeck
Title: EVP & Chief Financial Officer

[Signature Page to Transaction Support Agreement]

American Land Holdings of Illinois, LLC:

By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

American Land Holdings of Indiana, LLC:

By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

Big Sky Coal Company:
By: /s/ Christopher Wittenauer
Name: Christopher Wittenauer
Title: Secretary
[Signature Page to Transaction Support Agreement]

BTU Western Resources, Inc.:
By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

Conservancy Resources, LLC:
By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

El Segundo Coal Company, LLC:
By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

Hillside Recreational Lands, LLC:
By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

Moffat County Mining, LLC:
By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

New Mexico Coal Resources, LLC:
By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

Peabody Arclar Mining, LLC:
By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

Executed by Peabody Australia Holdco Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ Marc Hathhorn	/s/ Brock J. Haas
Director signature	Director/Secretary signature
Marc Evan Hathhorn	Brock Justin Haas
Director full name	Director/Secretary full name

[Signature Page to Transaction Support Agreement]

Executed by Peabody Australia Mining Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ Miguel E. M. Lozano	/s/ Brock J. Haas
Director signature	Director/Secretary signature
Miguel Eduardo Madrigal Lozano	Brock Justin Haas
Director full name	Director/Secretary full name

[Signature Page to Transaction Support Agreement]

Peabody Bear Run Mining, LLC:
By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

Executed by Peabody (Bowen) Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ Miguel E. M. Lozano	/s/ Michael J. Carter
Director signature	Director/Secretary signature
Miguel Eduardo Madrigal Lozano	Michael James Carter
Director full name	Director/Secretary full name

[Signature Page to Transaction Support Agreement]

Executed by Peabody (Burton Coal) Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ Miguel E. M. Lozano	/s/ Sean Allen
Director signature	Director/Secretary signature
Miguel Eduardo Madrigal Lozano	Sean Kendall Allen
Director full name	Director/Secretary full name

[Signature Page to Transaction Support Agreement]

Peabody Caballo Mining, LLC:
By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

Peabody Coulterville Mining, LLC:
By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

Executed by Peabody Energy Australia Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ Marc Hathhorn	/s/ Brock J. Haas
Director signature	Director/Secretary signature
Marc Evan Hathhorn	Brock Justin Haas
Director full name	Director/Secretary full name

[Signature Page to Transaction Support Agreement]

Peabody Gateway North Mining, LLC:
By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

Peabody Investments Corp.:
By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

Peabody Midwest Mining, LLC:
By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

Peabody Midwest Operations, LLC:
By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

Peabody Powder River Mining, LLC:
By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

Peabody Powder River Operations, LLC:
By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

Peabody Sage Creek Mining, LLC:
By: /s/ Christopher Wittenauer
Name: Christopher Wittenauer
Title: Secretary

[Signature Page to Transaction Support Agreement]

Peabody Southeast Mining, LLC:
By: /s/ Christopher Wittenauer
Name: Christopher Wittenauer
Title: Secretary

[Signature Page to Transaction Support Agreement]

Peabody Western Coal Company:
By: /s/ Christopher Wittenauer
Name: Christopher Wittenauer
Title: Secretary

[Signature Page to Transaction Support Agreement]

Sage Creek Holdings, LLC:
By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

Seneca Property, LLC:
By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

Twentymile Coal, LLC:
By: /s/ R. F. Bruer
Name: Robert F. Bruer
Title: Vice President

[Signature Page to Transaction Support Agreement]

Executed by Wambo Coal Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ Michael J. Carter	/s/ Albert Scheepers
Director signature	Director/Secretary signature
Michael James Carter	Albertus Johannes Scheepers
Director full name	Director/Secretary full name

[Signature Page to Transaction Support Agreement]

Executed by Wilpinjong Coal Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ F. Kruger	/s/ Brock J. Haas
Director signature	Director/Secretary signature
Ferdinand Kruger	Brock Justin Haas
Director full name	Director/Secretary full name

[Signature Page to Transaction Support Agreement]

SURETIES:
AAI Limited
as a Surety
By:/s/ George Tasevski
Name: George Tasevski
Title: Senior Underwriter

Name, address and email for notices sent pursuant to Section 21 of the Agreement:
Name: Darren Beames
Email: applications@vero.com.au
Address: Suncorp Place,
Level 10, 10 Shelley Street
Sydney NSW 2000
Australia

[Signature Page to Transaction Support Agreement]

Arch Insurance Company
as a Surety
By: /s/ Nancy J. Ellis
Name: Nancy J. Ellis
Title: Vice President

Name, address and email for notices sent pursuant to Section 21 of the Agreement:
Name: Nancy J. Ellis
Email: nellis@archinsurance.com
Address: 2717 N. Haskell Ave
Suite 1600
Dallas, TX 75204

[Signature Page to Transaction Support Agreement]

Argonaut Insurance Company
as a Surety
By: /s/ Joseph R. Poplawski
Name: Joseph R. Poplawski
Title: Senior Vice President

Name, address and email for notices sent pursuant to Section 21 of the Agreement:
Name: Joseph R. Poplawski
Email: jpoplawski@argosurety.com and surety.claims@argosurety.com
Address:

Argo Group US
Attn: Surety Claims
225 W. Washington, 24th Floor
Chicago, IL 60606

[Signature Page to Transaction Support Agreement]

Amynta Surety Solutions (f/k/a Aspen American Insurance Company)
as a Surety
By: /s/ Kevin Gillen
Name: Kevin Gillen
Title: SVP/Associate General Counsel

Name, address and email for notices sent pursuant to Section 21 of the Agreement:
Name: Kevin Gillen
Email: kevin.gillen@amyntagroup.com
Address: 855 Winding Brook Drive
Glastonbury, CT 06033

[Signature Page to Transaction Support Agreement]

Atlantic Specialty Insurance Company as a Surety
By: /s/ John Guglielmo
Name: John Guglielmo
Title: Senior Vice President

Name, address and email for notices sent pursuant to Section 21 of the Agreement:
Name: Terry Dahl
Email: TDahl@intactinsurance.com
Address: One State Street Plaza, 31st Floor
New York, NY 10004

[Signature Page to Transaction Support Agreement]

Federal Insurance Company
as a Surety
By: /s/ Kyle F. Bambule
Name: Kyle F. Bambule
Title: Senior Vice President

Name, address and email for notices sent pursuant to Section 21 of the Agreement:
Name: Kyle F. Bambule
Email: kyle.bambule@chubb.com
Address: Chubb Surety
400 Inverness Parkway, Suite 300
Englewood, CO 80112

[Signature Page to Transaction Support Agreement]

The Hanover Insurance Company
as a Surety
By: /s/ Joellen Mendoza
Name: Joellen Mendoza
Title: Vice President, Commercial Surety

Name, address and email for notices sent pursuant to Section 21 of the Agreement:
Name: Walter D. Highcove
Email: dhighcove@hanover.com
Address: The Hanover Insurance Company
440 Lincoln Street – N477
Worcester, MA 01653

[Signature Page to Transaction Support Agreement]

Indemnity National Insurance Company
as a Surety
By: /s/ Thomas F. Elkins
Name: Thomas F. Elkins
Title: President

Name, address and email for notices sent pursuant to Section 21 of the Agreement:
Name: Daniel I. Waxman
Email: diw@kewafinancial.com
Address: Indemnity National Insurance Company
238 Bedford Way
Franklin TN 37064
With an email copy to:
Thomas F. Elkins, te@kewafinancial.com

[Signature Page to Transaction Support Agreement]

Liberty Mutual Insurance Company
as a Surety
By: /s/ Hector D. Bouso
Name: Hector D. Bouso
Title: VP Senior Underwriting Officer

Name, address and email for notices sent pursuant to Section 21 of the Agreement:
Name: Liberty Mutual Surety Claims
Email: Hoscl@LibertyMutual.com
Address: P.O. Box 34562
Seattle, WA 98154

[Signature Page to Transaction Support Agreement]

CNA Surety, National Fire Insurance Company of Hartford, Western Surety Company, Continental Casualty Company and its affiliates as a Surety
By: /s/ Terry Reckamp
Name: Terry J. Reckamp
Title: VP, CNA Corporate Commercial
Surety

Name, address and email for notices sent pursuant to Section 21 of the Agreement:
Name: CNA Surety
Email: claims@cnasurety.com
Address: 151 North Franklin, 17th Floor
Chicago, IL 60606
Attn: VP Commercial Surety

[Signature Page to Transaction Support Agreement]

North American Specialty Insurance Company
as a Surety
By: /s/ Erik Janssens
Name: Erik Janssens
Title: Senior Vice President

By: /s/ Anthony Engeltjes
Name: Anthony Engeltjes
Title: Vice President

Name, address and email for notices sent pursuant to Section 21 of the Agreement:
Name: Erik Janssens
Email: Erik_Janssens@swissre.com
Address:
Swiss Re Corporate Solutions - Surety

1450 American Lane, Suite 1100

Schaumburg, IL 60173

[Signature Page to Transaction Support Agreement]

Sompo International by one or more of the bonding companies known as Endurance Assurance Corporation, Endurance American Insurance Company, Lexon Insurance Company, and/or Bond Safeguard Insurance Company
as a Surety
By: /s/ E. Patrick Hennessy III
Name: E. Patrick Hennessy III
Title: SVP, Surety

Name, address and email for notices sent pursuant to Section 21 of the Agreement:
Name: Jeremy Sentman, Head of Surety Claims
Email: jsentman@sompo-intl.com
Address: 12890 Lebanon Road
Mt. Juliet, TN 37122

[Signature Page to Transaction Support Agreement]

Signed for and on behalf of Swiss Re International SE – Australian Branch ARBN 138 873 211 by its Attorneys under a Power of Attorney dated 18th day of June 2020:
Signatures of attorneys whose signatures bind the abovementioned company and who state that at the time of executing this document the attorney has no notice of the revocation of the power of attorney under which the attorneys execute this document.

/s/ Shourav Sarwar_________________
Signature of Attorney

Shourav Sarwar ________________
Name of Attorney

/s/ Mark Tryphon
Signature of Attorney Mark Tryphon
Name of Attorney

Name, address and email for notices sent pursuant to Section 21 of the Agreement:
Name: Assetinsure Pty Ltd
Email: shourav.sarwar@assetinsure.com.au
Address: Level 21, 45 Clarence St.
Sydney, NSW 2000

[Signature Page to Transaction Support Agreement]

Travelers Casualty and Surety Company of America
as a Surety
By: /s/ Bryan S. Cauley
Name: Bryan S. Cauley
Title: Vice President

Name, address and email for notices sent pursuant to Section 21 of the Agreement:
Name: Bryan Cauley
Email: BCauley1@travelers.com
Address: One Tower Square, S203A
Hartford, CT 06183

[Signature Page to Transaction Support Agreement]

Zurich American Insurance Company and Fidelity & Deposit Company of Maryland
as a Surety

By: /s/ Brian Hodges
Name: Brian Hodges
Title: Senior Vice President

Name, address and email for notices sent pursuant to Section 21 of the Agreement:
Name: Brian Hodges, Senior Vice President
Email: brian.hodges@zurichna.com
Address:
600 Red Brook Boulevard, Suite 600
Owings Mills, MD 21117

[Signature Page to Transaction Support Agreement]

as a Surety

By:
Name:
Title:

Name, address and email for notices sent pursuant to Section 21 of the Agreement:
Name:
Email:
Address:

[Signature Page to Transaction Support Agreement]

Exhibit A
Surety Resolution Term Sheet

SURETY RESOLUTION TERM SHEET
    This term sheet (this "Term Sheet"), dated as of November 6 , 2020, sets forth material terms of the Surety Resolution (as such term is defined in the Surety Transaction Support Agreement (“TSA”)1 to which this Term Sheet is attached as Exhibit A) among: (a) Peabody Energy Corporation ("PEC"); (b) certain of PEC's direct and indirect subsidiaries (collectively with PEC, "Peabody"); and (c) the sureties set forth on Exhibit 1 (collectively, the "Sureties")). As of the date set forth above, Sureties are the issuers of the surety bonds identified in the amounts set forth on Exhibit 2 (the “Existing Bonds”).

    This Term Sheet does not constitute (nor will it be construed as) an offer to sell, or a solicitation of an offer to buy, with respect to any securities or a solicitation of acceptances or rejections as to any chapter 11 plan, it being understood that such an offer, if any, only will be made in compliance with applicable provisions of securities, bankruptcy, and/or other applicable laws. The closing of any transaction will be subject to the terms and conditions set forth herein and in the TSA. This Term Sheet shall not constitute an admission of liability or a waiver of any rights of the parties except as expressly stated herein.

1. Dividends and Share Repurchases	Peabody agrees to forego any future dividends or share repurchases until the conclusion of the Standstill Period (as defined below), unless otherwise agreed between Peabody and Sureties
2. Conditions Precedent and Covenant
Except as expressly set forth herein, each of the agreements set forth in this Term Sheet are conditioned upon each of the Sureties (i) canceling no bonds and drawing on no collateral relating to Existing Bonds on or after the date of this Agreement and (ii) withdrawing any outstanding claims or demands for collateral that have been made by any Surety prior to the date of this Agreement, and (iii) dismissing without prejudice any litigation that has been filed against Peabody (or any of its affiliates) as of the date of this Agreement.
Peabody will keep current all reclamation obligations in accord with applicable law and will seek eligible bond releases in the ordinary course of business. Peabody will notify the Sureties of any currently unabated Notice of Violation or Compliance Order relating to failure to meet contemporaneous reclamation standards, and any and all Notice of Violation or Compliance Order relating to failure to meet contemporaneous reclamation standards from any regulatory authority.  Sureties will retain the right to perform independent reclamation audits and site visits to verify Peabody is current on its reclamation obligations in accordance with applicable law.

_______________________
1 Capitalized terms used but not defined herein have the meanings given to such terms in the Surety TSA.

3. Collateral
Peabody will provide:
•$75 million of additional collateral to the Sureties collectively, a minimum of which shall be $40 million in letters of credit acceptable to each Surety, as soon as reasonably practicable following execution of the TSA by all Sureties (but in no event greater than 30 calendar days) and such additional collateral shall be distributed among the Sureties on a pro-rata basis based on respective outstanding penal sums of the entire surety program in accordance with the schedule set forth on Exhibit 3[2] (with the Sureties agreeing to cooperate in effecting any bond replacements and collateral redistributions as promptly as practicable in accordance with Exhibit 3); and
•$200 million[3] of second liens on all equipment identified in the schedule set forth on Exhibit 4 for the benefit of the Sureties upon Closing. A trustee mutually agreed upon by all parties shall be appointed to allocate such second liens among the Sureties in the amounts set forth on Exhibit 5. Any of such applicable liens shall be released upon Peabody’s request in the event that some or all of the assets set forth on Exhibit 4 are sold or otherwise transferred by Peabody. In the event Peabody seeks to sell any equipment upon which the Sureties have a second lien, Peabody shall notify the Sureties at least 30 days in advance of its intention to sell such equipment and must obtain the Sureties’ consent, which shall not be unreasonably withheld.

_______________________
2 Exhibit 3 reflect the bond and collateral movements among Sureties anticipated pursuant to this Agreement and the TSA.
3 Estimated Fair Market Value as set forth on Exhibit 4

4. Incremental Collateral After Closing
After closing, Peabody will provide to the Sureties, collectively, additional collateral to be distributed among the Sureties on a pro-rata basis based on respective outstanding penal sums, as of the latest quarter end, of the entire surety program:
•$25 million per annum, payable in equal quarterly installments within 30 days after quarter end; and
•$0.20 per ton for each incremental $100 million of trailing-twelve months Free Cash Flow,[4] with no ceiling and calculated on a quarterly basis, with such payments to be made within 30 days after quarter end; and
•25% of any excess cash on the balance sheet remaining after applying any net proceeds of cumulative asset sales greater than $10 million per transaction, which amount will be reconciled and paid on a quarterly basis, with such payments to be made within 30 days after quarter end.

_______________________
4 Free Cash Flow mean net cash (used in) provided by operating activities, less net cash used in investing activities and excludes cash outflows related to business combinations and net cash inflows from asset sales greater than $10M.

5. Standstill Period
Subject to an Event of Default as defined under Section 12, until earlier of: (a) December 31, 2025, or (b) the maturity date of the Credit Agreement as defined in the TSA (as it may be amended, restated, amended and restated, modified, supplemented, refinanced or replaced in whole or in part), (such earlier date, the “Standstill Period”), the Sureties agree:
•Except as provided in this Term Sheet or the TSA, not to demand additional collateral on the Existing Bonds or new bonds after issuance; this excludes the transfer of liability and collateral from another surety participating on the bond program;
•Not to draw on Letters of Credit posted for the benefit of Sureties, except (1) to pay claims and other actual, out-of-pocket surety losses, including, but not limited to premiums, attorneys’ fees and costs otherwise collectible under a Surety Agreement, which are not otherwise reimbursed by Peabody, or (2) in the event the bank sends notice to the surety of non-renewal of a letter of credit and/or a downgrade to the issuing bank’s credit rating where such rating falls below a Surety’s minimum required rating, and such letter of credit is not replaced by Peabody with 10 days of such notice;
•Not to seek remedies for breaches of the Indemnity Agreements that are not an Event of Default, unless Peabody has been provided notice of such claimed breach by Sureties and fails to cure such breach within 10 business days of such notice; and
•Not to cancel, or attempt to cancel, any Existing Bonds following the effective date of this Term Sheet unless requested by Peabody to do so.

6. Premiums
Peabody will continue to pay premiums at the current rate and within normal trade terms during the Standstill Period. The Sureties agree, that in consideration of receiving additional collateral as outlined in the agreement, they will not increase premiums on any Existing Bonds or new bonds by more than 25% until the conclusion of the Standstill Period.

7. Changes in Surety Bond Amounts
Sureties agree to review and consider, applying commercially reasonable standards, any request for increase in the bond amount of any Existing Bond and applications for the issuance of new bonds on reasonable terms. Nothing in this provision will obligate any Surety or the Sureties to agree to the increase in the bond amount of any Existing Bond or to issue any new bond regardless of the type or amount of collateral offered by Peabody, or the underwriting and issuance of bonds.
As Existing Bonds are released or reduced, Sureties agree to review and consider any request by Peabody for a partial release of collateral.  Nothing in this provision will obligate any Surety or the Sureties to agree to any release of collateral.
Unless a Bond or Bonds issued by an individual Surety applies to a specific increment or permit, the release of Bonds issued by multiple sureties on any permit or increment shall be released on a pro-rata basis, subject to regulatory authority practices.

8. Provision of and Form of Collateral
•Collateral (initial deposit and future deposits) will be sent to each of the Sureties individually unless otherwise agreed by the Sureties as set forth in Section 3.
•Peabody will provide letters of credit to the extent capacity to do so exists. If Peabody is not able to provide a letter of credit to a Surety, it will deposit cash via wire transfer into an account designated by and for the benefit of each individual Surety in accordance with the Surety Agreements.

9. Global Resolution
Unless otherwise agreed to by the parties to this Term Sheet, all Sureties (as defined above) participating in Peabody’s surety bonding program at the time of executing the TSA must agree to the Surety Resolution.

10. Surety Agreements Remain in Full Force Effect
Except as set forth herein, neither this Term Sheet nor the Transaction Support Agreement shall alter, amend, release or serve as a novation for any agreement, or otherwise affect the rights that the Sureties may have under any Indemnity Agreements, Deeds of Indemnity, letters of credit, security accounts, bonds, other agreements or applicable law.
Excepted as specifically noted in this Term Sheet or the Transaction Support Agreement, the obligations of Peabody as Indemnitor are not limited hereby and shall continue in full force and effect.

11. Termination
The TSA and the Standstill Period will terminate if (1) Peabody files for insolvency, receivership, or bankruptcy (collectively “Insolvency Proceeding”) or has an involuntary Insolvency Proceeding filed against it that is not dismissed within 30 days; or (2) the Proposed Transactions, as such term is defined in the TSA, are not completed on or before December 31, 2020 (which may be extended, including without limitation for purposes of increasing participation in the Proposed Transactions, to January 29, 2021). Peabody shall provide to Sureties notice of any default under any other material debt obligation no later than three business days after Peabody receives such default notice. Termination shall have no impact on, or otherwise alter or impair, any collateral pledged by Peabody in favor of Sureties, whether such collateral was pledged prior to the effective date of this Term Sheet or pursuant to this Term Sheet and/or the TSA.

12. Events of Default
Notwithstanding the foregoing, the following will continue to be considered an Event of Default under the existing Indemnity Agreements, as well as under this Term Sheet and the TSA:
•Following receipt of a notice of default under any lease, notice of a cessation order, notice of intent to forfeit a bond, or bond forfeiture by any Obligee, a failure to cure same within the time specified by Obligees, agreement, order, or applicable law.
•Any claim or demand made on any Bond that is not cured by Peabody within the time period predicated by such claim or demand (but no longer than 30 days from receipt of such written claim or demand);
•Any other Loss as defined in the Indemnity Agreements, which Loss remains unreimbursed by Peabody longer than 30 days from receipt of written notice of said Loss;
•Any Bond premium that has not been paid in full within 30 days of the renewal date of that Bond; and
•Failure to provide collateral in accordance with Section 3 and Section 4 of this Term Sheet within the time frame provided.

13. Closing Date
Closing shall be a date concurrent with the closing of the Proposed Transactions. This Term Sheet shall expire and terminate and be of no further force or effect if the closing does not occur on or before December 31, 2020 (which may be extended, including without limitation for purposes of increasing participation in the Proposed Transactions, to January 29, 2021), unless the Term Sheet is extended by the written agreement of the Sureties.

Exhibit 1
Participating Sureties

Exhibit 2
List of Existing Bonds

1

Exhibit 3
Distribution of initial Collateral to the Sureties

Exhibit 4
Schedule of Second Lien Equipment List and Fair Market Value

Exhibit 5

Schedule of Second Liens

Exhibit B
Replacing Surety Joinder

REPLACING SURETY JOINDER
The undersigned (the "Replacing Surety") hereby (a) acknowledges that it has read and understands the Surety Transaction Support Agreement (the "Agreement"), dated as of [_____], 2020, entered into by and among (i) Peabody Energy Corporation ("PEC"), (ii) certain direct and indirect subsidiaries of PEC (collectively with PEC, the "Company"), and (iii) [Released Surety's Name] (the "Released Surety") and the other Sureties (as defined in the Agreement); and (b) agrees to be bound to the terms and conditions of the Agreement to the extent that Released Surety was thereby bound, without modification, and shall be deemed a "Surety" under the terms of the Agreement. All Surety Bonds issued by the Replacing Surety (now or hereafter) shall be subject in all respects to the Agreement.
Date Executed: _____________, 2020
[Name of Replacing Surety]
By:
Name:
Title: